Exhibit 10.3

                         NON EXCLUSIVE LICENSE AGREEMENT

     This Agreement (this "Agreement") is made as of the 15th day of November, 2004 by and between GENERAL FINANCE AND DEVELOPMENT, INC., a Minnesota corporation (hereinafter called "Licensor") and VITAL HEALTH TECHNOLOGIES, INC. (a.k.a. Caribbean American Health Resorts, Inc.), a Minnesota corporation. Vital Health Technologies, Inc. and its subsidiaries are collectively referred to hereinafter as "Licensee".

                                   BACKGROUND

     WHEREAS, there exists a technology called Variance Cardiography for the diagnosis of heart disease, involving computer processing and pattern recognition of electrocardiograms (the "Technology");

     WHEREAS, the Licensee owned the Technology and, pursuant to that certain Settlement Agreement dated as of November 15, 2004 by and between the Licensor, Vital Health Technologies and Aurora Capital Holdings, L.L.C. (the "Settlement Agreement"), the Licensee agreed to transfer the Technology to the Licensor in accordance with the terms and conditions of the Settlement Agreement;

     WHEREAS, pursuant to the terms of the Settlement Agreement, the Licensor has agreed to execute this License Agreement, granting the Licensee a non-exclusive license to the Technology; and

     WHEREAS, the Licensor desires to license the Technology to Licensee for the continued development and commercialization of Technology on the terms and conditions set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   License. Licensor hereby grants to Licensee a non-exclusive, irrevocable,
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     worldwide, unlimited license to make, have made, modify, copy, distribute, publicly perform, publicly display, electronically transmit, reverse engineer, make derivatives of, develop, use, market and sell the Technology, with the right to sublicense third parties to do any of the foregoing. Licensor reserves the right to enter into non-exclusive license agreements with other parties.

2.   Technology Transfer. Within 10 days of a written request by Licensee, all
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     available proprietary information regarding the Technology will be made available to Licensee including, but not limited to: one (1) prototype system, software codes, copies of schematics and clinical studies, contacts for development purposes including physicians, engineers, manufacturers, suppliers and consultants. In the event Licensee requires a prototype system to be shipped to a designated location, Licensee shall arrange for and pay the shipping cost. Licensor will arrange for a one (1) day orientation and training session on the operation of the prototype system (limited to the United States) without charge to the Licensee. Licensor shall pay all costs of storage for the Technology prior to and throughout the term of this Agreement; provided, however, that the Licensee shall pay
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     any costs of storage incurred for the storage of the Technology outside of the state of Minnesota if the Licensee requests the Licensor to ship such Technology under this Section 2.

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3.   Improvements. Any improvements, extensions, updates, derivatives,
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     variations and versions of and to the Technology developed after the date hereof by Licensor shall be included in the Technology. Any improvements, extensions, updates, derivatives, variations and versions of and to the Technology made by Licensee after the date hereof shall be the exclusive property of Licensee and Licensee shall have no obligation to share any such improvements developed by it with Licensor.

4.   Licensor's Representations and Warranties. Licensor represents and warrants
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     as follows:

     a. Licensor has the full power and authority to execute, deliver, and perform this Agreement and has taken all steps and shall do all things appropriate and necessary to consummate these transactions described herein.

     b. Licensor is the sole and exclusive owner of the Technology and has the right to license the Technology as described in this Agreement without the consent of any other person. The Technology licensed hereby is free and clear of all claims, security interests, encumbrances and liens of any kind. Licensor warrants that it owns the entire right, title and interest in and to the Technology and that no prior sale, license, assignment or transfer thereof has been granted.

     c. There are no pending or threatened claims, actions, suits, arbitrations, administrative or governmental proceedings or investigations, or infringement, unfair competition or trade restrictions that will or are likely to affect the terms of this Agreement, nor has Licensor received any notice or communication of any impending action that could reasonably result in any of the foregoing.

5.   Royalty Payments. It is understood and agreed that the license granted
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     hereunder includes the right to market and sell the Technology. During the term of this Agreement, Licensor shall be entitled to the sums herein provided from Licensee as royalty payments: Five percent (5%) of gross revenue actually received by the Licensee upon the marketing and sale of the Technology, to be paid to the Licensor on a quarterly basis, 60 days following the end of each calendar quarter. These payments will start in the calendar quarter in which Licensee first receives revenue in respect of the Technology.

6.   Accounting. Licensee shall make and keep at its usual place of business
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     true, complete and contemporary entries of all particulars relating to revenues received by Licensee in respect of the Technology. Upon request by Licensor, Licensor shall be permitted, at its own expense and not more than once each calendar year, to cause an independent third party to review the books and records of Licensee to ensure that it has received all payments owed to the Licensor under Section 5 of this Agreement. The accountants shall only report to the Licensor the proper amount of payment due to the Licensor in each accounting period and a copy of their report shall be given to Licensee.

7.   Licensee's Right of First Refusal. If, during the term of this Agreement,
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     Licensor intends to assign or transfer all or any part of the Technology,
     Licensor shall first give notice thereof to Licensee, whereupon Licensee shall have thirty (30) days after the receipt of such notice to elect to purchase all right, title and interest in and to the Technology at the price to be paid to Licensor by the third party assignee.

8.   Right to assign. Neither party may assign this Agreement without the prior
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     express written consent of the other party.

9.   Termination. This Agreement shall continue into perpetuity until terminated
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     as provided below:

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     a.   If Licensee shall fail to make payment to Licensor of any undisputed amount, when due and in the manner stated, then Licensor may terminate this Agreement if the failure to pay remains uncured for 30 days after written notice was given by the Licensor of such failure to pay;

     b. If Licensor breaches any provision of this Agreement, then Licensee may terminate this Agreement if the default remains uncured for 30 days after written notice was given by the Licensee of such breach; and

     c. If Licensee exercises the Right of First Refusal for all of the Technology as provided in Section 7 of this Agreement, this Agreement will terminate immediately upon the closing of the purchase of the Technology.

10.  Liability and Indemnification. Licensee agrees to indemnify and hold
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     harmless the Licensor and its directors, officers and employees, from any and all claims, demands and actions whatsoever which may be brought against Licensor, its directors, officers, and employees, by virtue of anything arising from the development, marketing and application of the Technology by Licensee. Licensor agrees to indemnify and hold harmless the Licensee and its directors, officers and employees from any and all claims, demands and actions whatsoever (including attorneys' fees) which may be brought against Licensee, its directors, officers and employees, relating to the Technology or to a breach by Licensor of this Agreement, including but not limited to claims or allegations by third parties that the Technology infringes a third party's proprietary rights.

11.  Licensor Bankruptcy. All rights and licenses granted under or pursuant to
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     this Agreement by Licensor to Licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(56) of the United States Bankruptcy Code. The parties agree that Licensee, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Licensor under the United States Bankruptcy Code, Licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and embodiments of such intellectual property, and the same, if not already in its possession, shall be promptly delivered to Licensee upon written request therefor by Licensee (a) upon any such commencement of a bankruptcy proceeding, unless Licensor elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under this Agreement, or if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of Licensor.

12.  Relationship. Nothing in this Agreement shall create a partnership, joint
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     venture or establish the relationship of principal and agent or any other relationship of similar nature between the parties. There are no third party beneficiaries to this Agreement.

13.  No Obligation to Use. Nothing herein shall be construed as an obligation of
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     the Licensee to use the Technology or any part thereof, in any manner or for any purpose whatsoever.

14.  Notices. All notices, requests, demands and other communications hereunder
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     shall be in writing, and shall be delivered by hand or sent by mail, facsimile transmission or overnight courier. Notices sent by mail shall be sent by certified mail, return receipt requested and shall be deemed received on the date of receipt indicated by the receipt verification provided by the U.S. Postal Service. Notices delivered by overnight courier shall be deemed received on the date of receipt indicated by the verification provided by the courier. Notices sent by facsimile transmission shall be deemed received the day on which sent, and shall be


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     conclusively presumed to have been received in the event that the sender's copy of the facsimile transmission contains the "answer back" of the other party's facsimile transmission. Notices shall be effective upon receipt. Notice shall be given, mailed or sent to the parties at the following addresses, or such other addresses as are provided by the parties:


     If to the Licensee:

                  CEO
                  Caribbean American Health Resorts, Inc.
                  9454 Wilshire Blvd., Suite 600
                  Beverly Hills, CA 90212
                  Fax:  (310) 860-1882

     With a copy to:

                  Dennis P. R. Codon, Esq.
                  Robins, Kaplan, Miller & Ciresi L.L.P.
                  2049 Century Park East, Suite 3700
                  Los Angeles, CA  90067
                  Fax:  (310) 229-5800

         If to the Licensor:

                  CEO
                  General Finance and Development, Inc.
                  855 Village Center Dr., Suite 315
                  St. Paul, MN 55127 Fax: ( 651 ) 483-0825 (Call first)

15.  Entire Agreement; Amendment; Waiver. This Agreement, together with the
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     Settlement Agreement, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto, pertaining to such subject matter. There are no warranties, representations or agreements, express or implied, between the parties in connection with the subject matter hereof except as may be specifically set forth herein. No amendment, supplement, modification or waiver of this Agreement shall be binding unless it is set forth in a written document signed by the Licensor and the Licensee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in a written document signed by the parties hereto.

16.  Severability. In the event that any provision of this Agreement is held
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     invalid by the final judgment of any court of competent jurisdiction, the remaining provisions shall remain in full force and effect as if such invalid provision had not been included herein.

17.  Binding Effect. Except as otherwise provided herein, this Agreement shall
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     inure to the benefit of and shall be binding upon only the parties, their respective successors and their permitted transferees and assigns.

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18.  Construction. This Agreement has been entered into after negotiation and
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     review of its terms and conditions by parties under no compulsion to execute and deliver a disadvantageous agreement. No ambiguity or omission in this Agreement shall be construed or resolved against either Licensor or Licensee on the ground that this Agreement or any of its provisions were drafted or proposed by Licensor or Licensee.

19.  Survival. The provisions of Sections 10 and 11 shall survive the
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     termination of this Agreement and remain in full force and effect thereafter.

20.  Governing Law. This Agreement shall be governed by and construed in
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     accordance with the laws of the State of Minnesota, without giving effect to the rules or principles of any jurisdiction or sovereign county with respect to conflict of laws.

     IN WITNESS WHEREOF the parties hereto have executed this License Agreement effective as of the date above:

     Vital Health Technologies, Inc.
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     By: /s/ Halton Martin
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             Halton Martin, CEO


     General Finance and Development, Inc.
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     By: /s/ William Kieger
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             William Kieger, CEO